Exhibit 99.1

News Release
TransUnion Announces Strong First Quarter 2019 Results

CHICAGO, April 23, 2019 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended March 31, 2019.
Revenue:

•
Total revenue for the quarter was $619 million, an increase of 15 percent (17 percent on a constant currency basis, 6 percent on an organic constant currency basis) compared with the first quarter of 2018.

•
Adjusted Revenue, which removes the impact of deferred revenue purchase accounting reductions and other adjustments to revenue for our recently acquired entities, was $623 million for the quarter, an increase of 16 percent (18 percent on a constant currency basis, 6 percent on an organic constant currency basis, 7 percent on an organic constant currency basis excluding last year’s incremental credit monitoring revenue due to a breach at a competitor) compared with the first quarter of 2018.

Earnings:

•
Net income attributable to TransUnion was $71 million for the first quarter, compared with $73 million in the first quarter of 2018. Diluted earnings per share was $0.37 for the quarter, compared with $0.38 in the first quarter of 2018.

•	Adjusted Net Income was $115 million, compared with $107 million in the first quarter of 2018. Adjusted Diluted Earnings per Share was $0.60, compared with $0.57 in the first quarter of 2018.

•
Adjusted EBITDA for the quarter was $239 million, an increase of 18 percent (20 percent on a constant currency basis) compared with the first quarter of 2018. Adjusted EBITDA margin for the quarter was 38.3 percent, compared with 37.7 percent in the first quarter of 2018.

“TransUnion delivered another good quarter to start the year, putting us in position to have a strong 2019,” said Jim Peck, President and CEO. “We continue to see broad-based, innovation-driven growth across our portfolio. This quarter, our International segment delivered particularly strong performance highlighted by outstanding local currency results in India, Canada, Latin America and Asia Pacific.”

“One of the hallmarks of our business model is the ability to deliver attractive top and bottom line growth while also investing for the long-term. As we continue to invest, both organically and through acquisitions, we are successfully leveraging the unique and differentiated data assets and capabilities of the company to position us for future growth. This gives us great conviction in the long-term outlook for the company.”
First Quarter 2019 Segment Results
U.S. Information Services (USIS)
USIS revenue was $369 million, an increase of 8 percent (3 percent on an organic basis) compared with the first quarter of 2018. USIS Adjusted Revenue was $369 million.

•	Financial Services revenue was $189 million, an increase of 4 percent (1 percent on an organic basis) compared with the first quarter of 2018.

•
Emerging Verticals, which includes Healthcare, Insurance and all other verticals, revenue was $180 million, an increase of 13 percent (4 percent on an organic basis) compared with the first quarter of 2018.

Adjusted EBITDA was $142 million, an increase of 6 percent (4 percent on an organic basis) compared with the first quarter of 2018.

International
International revenue was $146 million, an increase of 52 percent (61 percent on a constant currency basis, 17 percent on an organic constant currency basis) compared with the first quarter of 2018. International Adjusted Revenue was $150 million.

•	Canada revenue was $23 million, an increase of 6 percent (11 percent on a constant currency basis) compared with the first quarter of 2018.

•	Latin America revenue was $25 million, essentially flat (an increase of 10 percent on a constant currency basis) compared with the first quarter of 2018.

•	United Kingdom revenue was $42 million. Adjusted Revenue was $46 million.

•	Africa revenue was $15 million, a decrease of 12 percent (an increase of 3 percent on a constant currency basis) compared with the first quarter of 2018.

•	India revenue was $28 million, an increase of 37 percent (51 percent on a constant currency basis) compared with the first quarter of 2018.

•	Asia Pacific revenue was $13 million, an increase of 8 percent (9 percent on a constant currency basis) compared with the first quarter of 2018.
Adjusted EBITDA was $65 million, an increase of 97 percent (53 percent on an organic constant currency basis) compared with the first quarter of 2018.
Consumer Interactive
Consumer Interactive revenue was $123 million, an increase of 5 percent compared with the first quarter of 2018.
Adjusted EBITDA was $60 million, an increase of 6 percent compared with the first quarter of 2018.
Liquidity and Capital Resources
Cash and cash equivalents were $201 million at March 31, 2019 and $187 million at December 31, 2018. Total debt, including the current portion of long-term debt, was $4.0 billion at March 31, 2019 and December 31, 2018.
For the three months ended March 31, 2019, cash provided by continuing operations was $126 million compared with $101 million in 2018. The increase was due primarily to the increase in operating performance, partially offset by an increase in interest expense resulting from the increase in outstanding debt due to our 2018 acquisitions. Cash used in investing activities from continuing operations was $51 million compared with $31 million in 2018, due primarily to an increase in capital expenditures. Capital expenditures were $42 million compared with $27 million in 2018. Cash used in financing activities was $60 million compared with $33 million in 2018. The increase in cash used in financing activities is due primarily to $37 million of cash used to pay employee withholding taxes on restricted stock that vested during the first quarter of 2019 that we have recorded as treasury stock and $14 million of cash used to pay dividends in the first quarter of 2019, partially offset by a repayment toward our outstanding senior secured revolving line of credit in 2018.
2019 Full Year Outlook
For the full year of 2019, we are raising our Adjusted Revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Adjusted Revenue is expected to be between $2.603 billion and $2.618 billion, an increase of 11 to 12 percent compared with 2018. Adjusted EBITDA is expected to be between $1.025 billion and $1.037 billion, an increase of 12 to 13 percent. Adjusted Diluted Earnings per Share is expected to be between $2.60 and $2.65, an increase of 4 to 6 percent. Adjusted Diluted Earnings per Share guidance includes an approximate $0.03 headwind from unfavorable foreign exchange rates and an approximate $0.18 per share headwind from the full year impact of higher interest expense related to the additional debt for acquisitions completed in June 2018 and higher LIBOR rates.

The Adjusted Revenue guidance includes approximately 500 basis points of growth from acquisitions that closed in the prior year. Adjusted Revenue and Adjusted EBITDA include approximately 100 basis points of drag from foreign exchange rates.  Our prior year results included approximately $20 million of incremental monitoring revenue due to a breach at a competitor which negatively impacts our organic constant currency Adjusted Revenue growth by approximately 100 basis points.
2019 Second Quarter Outlook
For the second quarter of 2019, Adjusted Revenue is expected to be between $642 million and $647 million, an increase of 14 to 15 percent compared with the second quarter of 2018. Adjusted EBITDA is expected to be between $253 million and $257 million, an increase of 15 to 17 percent. Adjusted Diluted Earnings per Share is expected to be between $0.64 and $0.66, an increase of 3 to 5 percent. Adjusted Diluted Earnings per share is negatively impacted by approximately $0.01 from unfavorable foreign exchange rates and approximately $0.08 from higher interest expense related to additional debt for acquisitions completed in June 2018 and higher LIBOR rates.

The Adjusted Revenue guidance includes approximately 800 basis points of growth from acquisitions that closed in the prior year. Adjusted Revenue and Adjusted EBITDA include approximately 100 basis points of drag from foreign exchange rates. Our prior year results included approximately $5 million of incremental monitoring revenue due to a breach at a competitor which negatively impacts our organic constant currency Adjusted Revenue growth by approximately 100 basis points.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.
About TransUnion
TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft.
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present Adjusted Revenue as a supplemental measure of revenue because we believe it provides a basis to compare revenue between periods. We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Adjusted EBITDA is also a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. Our board of directors and executive management team use Adjusted Revenue and Adjusted EBITDA as compensation measures. Under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
We define Adjusted Revenue as GAAP revenue adjusted for certain acquisition-related deferred revenue and non-core contract-related revenue as further discussed in the footnotes of the attached Schedules 1, 2, and 3. We define Adjusted EBITDA as net income (loss) attributable to TransUnion plus (less) loss (income) from discontinued operations, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income). We define Adjusted Net Income as net income (loss) attributable to TransUnion plus (less) loss (gain) from discontinued operations, plus (less) the revenue adjustments included in Adjusted Revenue, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses including Callcredit integration-related expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related changes in provision for income taxes, less any one-time tax provision benefits from the Tax Cuts and Jobs Act. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the periods shown on schedules 1 through 6.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions, successfully integrate the operations of acquired businesses and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the recent business acquisitions; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the recent business acquisitions; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness and other consequences associated with mergers, acquisitions and divestitures, and legislative and regulatory actions and reforms.
For More Information

E-mail:	Investor.Relations@transunion.com

Telephone:	312.985.2860

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$200.9	$187.4
Trade accounts receivable, net of allowance of $14.1 and $13.5	470.0	456.8
Other current assets	166.5	136.5
Current assets of discontinued operations	55.8	60.8
Total current assets	893.2	841.5
Property, plant and equipment, net of accumulated depreciation and amortization of $388.0 and $366.2	214.5	220.3
Goodwill	3,354.1	3,293.6
Other intangibles, net of accumulated amortization of $1,280.5 and $1,206.7	2,512.8	2,548.1
Other assets	201.2	136.3
Total assets	$7,175.8	$7,039.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$171.8	$169.9
Short-term debt and current portion of long-term debt	79.0	71.7
Other current liabilities	274.2	284.1
Current liabilities of discontinued operations	20.9	22.8
Total current liabilities	545.9	548.5
Long-term debt	3,951.8	3,976.4
Deferred taxes	479.6	478.0
Other liabilities	121.6	54.7
Total liabilities	5,098.9	5,057.6
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at March 31, 2019 and December 31, 2018, 192.2 million and 190.0 million shares issued at March 31, 2019 and December 31, 2018, respectively, and 187.3 million shares and 185.7 million shares outstanding as of March 31, 2019 and December 31, 2018, respectively	1.9	1.9
Additional paid-in capital	1,967.6	1,947.3
Treasury stock at cost; 4.8 million and 4.2 million shares at March 31, 2019 and December 31, 2018, respectively	(177.0)	(139.9)
Retained earnings	418.8	363.1
Accumulated other comprehensive loss	(229.4)	(282.7)
Total TransUnion stockholders’ equity	1,981.9	1,889.7
Noncontrolling interests	95.0	92.5
Total stockholders’ equity	$2,076.9	$1,982.2
Total liabilities and stockholders’ equity	$7,175.8	$7,039.8

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue	$619.3	$537.4
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	208.1	182.3
Selling, general and administrative	195.7	163.3
Depreciation and amortization	93.5	66.6
Total operating expenses	497.2	412.2
Operating income	122.1	125.2
Non-operating income and (expense)
Interest expense	(45.0)	(22.6)
Interest income	1.5	0.8
Earnings from equity method investments	3.8	2.3
Other income and (expense), net	(6.8)	(2.7)
Total non-operating income and (expense)	(46.5)	(22.2)
Income from continuing operations before income taxes	75.5	103.0
Provision for income taxes	(0.6)	(27.6)
Income from continuing operations	74.9	75.4
Discontinued operations, net of tax	(1.6)	—
Net income	73.4	75.4
Less: net income attributable to the noncontrolling interests	(2.4)	(2.3)
Net income attributable to TransUnion	$70.9	$73.1

Income from continuing operations	$74.9	$75.4
Less: income from continuing operations attributable to noncontrolling interests	(2.4)	(2.3)
Income from continuing operations attributable to TransUnion	72.5	73.1
Discontinued operations, net of tax	(1.6)	—
Net income attributable to TransUnion	$70.9	$73.1

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.39	$0.40
Discontinued operations, net of tax	(0.01)	—
Net Income attributable to TransUnion	$0.38	$0.40
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.38	$0.38
Discontinued operations, net of tax	(0.01)	—
Net Income attributable to TransUnion	$0.37	$0.38
Weighted-average shares outstanding:
Basic	186.6	183.7
Diluted	191.0	190.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

Exhibit 99.1

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31
	2019	2018
Cash flows from operating activities:
Net income	$73.4	$75.4
Add: loss from discontinued operations, net of tax	1.6	—
Income from continuing operations	74.9	75.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93.5	66.6
Amortization and (gain) loss on fair value of hedge instrument	—	(0.7)
Impairment of Cost Method Investment, net	5.3	1.6
Equity in net income of affiliates, net of dividends	(3.3)	(1.6)
Deferred taxes	(0.2)	0.2
Amortization of discount and deferred financing fees	1.6	0.7
Stock-based compensation	9.9	9.5
Payment of contingent obligation	(0.4)	—
Provision for losses on trade accounts receivable	1.8	1.8
Other	0.1	(0.2)
Changes in assets and liabilities:
Trade accounts receivable	(11.4)	(18.6)
Other current and long-term assets	(16.1)	(2.2)
Trade accounts payable	—	(3.7)
Other current and long-term liabilities	(29.5)	(27.8)
Cash provided by operating activities of continuing operations	126.2	101.0
Cash used in operating activities of discontinued operations	(2.4)	—
Cash provided by operating activities	123.8	101.0
Cash flows from investing activities:
Capital expenditures	(41.9)	(26.9)
Proceeds from sale of trading securities	3.3	1.8
Purchases of trading securities	(1.5)	(1.5)
Proceeds from sale of other investments	6.8	3.4
Purchases of other investments	(14.4)	(7.2)
Other	(3.2)	(0.1)
Cash used in investing activities of continuing operations	(50.9)	(30.5)
Cash used in investing activities of discontinued operations	—	—
Cash used in investing activities	(50.9)	(30.5)
Cash flows from financing activities:
Payments of senior secured revolving line of credit	—	(30.0)
Repayments of debt	(18.8)	(11.5)
Proceeds from issuance of common stock and exercise of stock options	10.1	9.4
Dividends to shareholders	(14.4)	—
Employee taxes paid on restricted stock units recorded as treasury stock	(36.8)	(0.4)
Cash used in financing activities	(59.9)	(32.5)
Effect of exchange rate changes on cash and cash equivalents	0.5	0.5
Net change in cash and cash equivalents	13.5	38.5
Cash and cash equivalents, beginning of period	187.4	115.8
Cash and cash equivalents, end of period	$200.9	$154.3

Exhibit 99.1

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue, Adjusted Revenue, and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC (Unaudited)

	For the Three Months Ended March 31, 2019 compared with the Three Months Ended March 31, 2018
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	15.2%	16.9%	11.1%	4.1%	5.7%
USIS	7.7%	7.7%	5.2%	2.6%	2.6%
Financial Services	3.6%	3.6%	2.2%	1.4%	1.4%
Emerging Verticals	12.5%	12.5%	8.6%	3.9%	3.9%
International	52.2%	61.4%	44.0%	8.2%	17.4%
Canada	5.9%	11.3%	—%	5.9%	11.3%
Latin America	0.3%	9.8%	—%	0.3%	9.8%
United Kingdom	n/a	n/a	n/a	n/a	n/a
Africa	(11.8)%	2.6%	—%	(11.8)%	2.6%
India	37.4%	50.8%	—%	37.4%	50.8%
Asia Pacific	8.5%	9.2%	—%	8.5%	9.2%
Consumer Interactive	4.6%	4.6%	—%	4.6%	4.6%

Adjusted Revenue:
Consolidated	16.0%	17.7%	11.9%	4.1%	5.7%
USIS	7.8%	7.8%	5.2%	2.6%	2.6%
Financial Services	3.6%	3.6%	2.2%	1.4%	1.4%
Emerging Verticals	12.6%	12.6%	8.7%	3.9%	3.9%
International	56.4%	65.5%	48.1%	8.2%	17.4%
Canada	5.9%	11.3%	—%	5.9%	11.3%
Latin America	0.3%	9.8%	—%	0.3%	9.8%
United Kingdom	n/a	n/a	n/a	n/a	n/a
Africa	(11.8)%	2.6%	—%	(11.8)%	2.6%
India	37.4%	50.8%	—%	37.4%	50.8%
Asia Pacific	8.5%	9.2%	—%	8.5%	9.2%
Consumer Interactive	4.6%	4.6%	—%	4.6%	4.6%

Adjusted EBITDA:
Consolidated	17.9%	20.0%	10.6%	7.2%	9.3%
USIS	6.5%	6.5%	2.1%	4.4%	4.4%
International	96.6%	109.4%	56.7%	39.8%	52.7%
Consumer Interactive	5.8%	5.8%	—%	5.8%	5.8%

(1)
CC (constant currency) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

(2)	Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.

(3)	Organic growth rate is the reported growth rate less the inorganic growth rate.

(4)	Organic CC growth rate is the CC growth rate less inorganic growth rate.

Exhibit 99.1

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended March 31,
	2019	2018
Revenue and Adjusted Revenue:
USIS gross revenue
Financial Services	$189.1	$182.6
Emerging Verticals	179.7	159.7
Total USIS gross revenue	368.8	342.3
Acquisition revenue - related adjustments(1)	0.2	—
USIS gross Adjusted Revenue	$369.0	$342.3

International gross revenue
Canada	23.0	21.7
Latin America	25.3	25.2
UK	42.2	—
Africa	15.0	17.0
India	27.7	20.2
Asia Pacific	12.8	11.8
Total International gross revenue	146.0	95.9
Acquisition revenue - related adjustments(1)	4.0	—
International Adjusted Revenue	$150.0	$95.9

Consumer Interactive gross revenue	$123.4	$117.9

Less: intersegment eliminations
USIS	(17.5)	(17.4)
International	(1.2)	(1.2)
Consumer Interactive	(0.2)	(0.2)
Total intersegment eliminations	(18.9)	(18.8)

Total revenue, as reported	$619.3	$537.4
Acquisition revenue-related adjustments(1)	4.2	—
Consolidated Adjusted Revenue	$623.5	$537.4

Adjusted EBITDA:
USIS	$142.0	$133.4
International	65.0	33.0
Consumer Interactive	60.2	56.9
Corporate	(28.3)	(20.6)
Consolidated Adjusted EBITDA	$238.9	$202.6

Adjusted EBITDA margin:
USIS	38.5%	39.0%
International	43.3%	34.4%
Consumer Interactive	48.8%	48.2%
Consolidated	38.3%	37.7%
Segment Adjusted EBITDA margins are calculated using segment gross Adjusted Revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA margin is calculated using consolidated Adjusted Revenue and consolidated Adjusted EBITDA.

Exhibit 99.1

	Three Months Ended March 31,
	2019	2018
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$70.9	$73.1
Discontinued operations, net of tax	1.6	—
Net income from continuing operations attributable to TransUnion	72.5	73.1
Net interest expense	43.5	21.8
Provision (benefit) for income taxes	0.6	27.6
Depreciation and amortization	93.5	66.6
EBITDA	210.0	189.2
Adjustments to EBITDA:
Acquisition-related revenue adjustments(1)	4.2	—
Stock-based compensation(2)	12.7	10.8
Mergers and acquisitions, divestitures and business optimization(3)	11.3	3.3
Other(4)	0.7	(0.6)
Total adjustments to EBITDA	28.9	13.5
Consolidated Adjusted EBITDA	$238.9	$202.6
As a result of displaying amounts in millions, rounding differences may exist in the tables above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended March 31, 2019, consisted of the following adjustments: a $5.3 million loss on the impairment of an investment in a nonconsolidated affiliate; $4.2 million of Callcredit integration costs; a $0.9 million adjustment to contingent consideration expense from previous acquisitions; and $0.9 million of acquisition expenses.

For the three months ended March 31, 2018, consisted of the following adjustments: $1.7 million of acquisition expenses and a $1.6 million loss on the impairment of an investment in a nonconsolidated affiliate.

(4)	For the three months ended March 31, 2019, consisted of the following adjustments: a $0.3 million loss from currency remeasurement of our foreign operations; and $0.4 million of loan fees.
For the three months ended March 31, 2018 consisted of the following adjustments: a $(0.7) million gain from currency remeasurement of our foreign operations; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders; and $0.4 million of loan fees.

Exhibit 99.1

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Net income attributable to TransUnion	$70.9	$73.1
Discontinued operations	1.6	—
Net income from continuing operations attributable to TransUnion	72.5	73.1
Adjustments before income tax items:
Acquisition revenue-related adjustments (1)	4.2	—
Stock-based compensation(2)	12.7	10.8
Mergers and acquisitions, divestitures and business optimization(3)	11.3	3.3
Other(4)	0.3	(1.0)
Amortization of certain intangible assets(5)	56.7	36.6
Total adjustments before income tax items	85.2	49.7
Change in provision for income taxes per schedule 4	(42.7)	(15.3)
Adjusted Net Income	$115.0	$107.5

Adjusted Earnings per Share:
Basic	$0.62	$0.59
Diluted(6)	$0.60	$0.57

Weighted-average shares outstanding:
Basic	186.6	183.7
Diluted(6)	191.0	190.1
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year from the date of acquisition. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plans. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(3)
For the three months ended March 31, 2019, consisted of the following adjustments: a $5.3 million loss on the impairment of an investment in a nonconsolidated affiliate; $4.2 million of Callcredit integration costs; a $0.9 million adjustment to contingent consideration expense from previous acquisitions; and $0.9 million of acquisition expenses.

For the three months ended March 31, 2018, consisted of the following adjustments: $1.7 million of acquisition expenses and a $1.6 million loss on the impairment of an investment in a nonconsolidated affiliate.

Exhibit 99.1

(4)	For the three months ended March 31, 2019, consisted of the following adjustments: a $0.3 million loss from currency remeasurement of our foreign operations.
For the three months ended March 31, 2018 consisted of the following adjustments: a $(0.7) million gain from currency remeasurement of our foreign operations; a $(0.7) million mark-to-market gain related to ineffectiveness of our interest rate hedge; and $0.4 million of fees incurred in connection with a secondary offering of shares of TransUnion common stock by certain of our stockholders.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of intangible assets established in business acquisitions after our 2012 change in control.

(6)
As of March 31, 2019, there were 0.2 million anti-dilutive stock-based awards outstanding. There were 1.3 million contingently-issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

As of March 31, 2018, there were 0.1 million anti-dilutive stock-based awards outstanding. There were no contingently-issuable stock-based awards outstanding that were excluded from the diluted earnings per share calculation because the contingencies had not been met.

Exhibit 99.1

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2019	2018
Income before income taxes	$75.5	$103.0
Total adjustments before income taxes per Schedule 3	85.2	49.7
Adjusted income before income taxes	$160.7	$152.7

(Provision) for income taxes	(0.6)	(27.6)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(19.8)	(11.5)
Eliminate impact of excess tax benefits for share compensation(2)	(21.0)	(8.2)
Other(3)	(1.9)	4.4
Total adjustments for income taxes	(42.7)	(15.3)
Adjusted provision for income taxes	$(43.3)	$(43.0)

Effective tax rate	0.8%	26.8%
Adjusted Effective Tax Rate	26.9%	28.1%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates the impact of excess tax benefits for share compensation.

(3)	Eliminates impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments..

Exhibit 99.1

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended March 31,
	2019	2018
USIS	$56.9	$44.8
International	32.1	17.6
Consumer Interactive	3.2	3.0
Corporate	1.3	1.3
Total depreciation and amortization	$93.5	$66.6
As a result of displaying amounts in millions, rounding differences may exist in the table above.

Exhibit 99.1

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance - Unaudited
(dollars in millions)

	Three Months Ended June 30, 2019		Twelve Months Ended December 31, 2019
	Low	High	Low	High
Guidance reconciliation of revenue to Adjusted Revenue:
GAAP revenue	$641	$646	$2,597	$2,612
Acquisitions revenue-related adjustment(1)	1	1	5	5
Adjusted Revenue	$642	$647	$2,603	$2,618

Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$68	$71	$304	$313
Discontinued operations, net of tax	1	1	2	2
Net income attributable to TransUnion from continuing operations	69	72	306	315
Interest, taxes and depreciation and amortization	154	155	607	610
EBITDA	222	226	913	925
Acquisitions revenue-related adjustment(1)	1	1	5	5
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(2)	29	29	106	106
Adjusted EBITDA	$253	$257	$1,025	$1,037

Reconciliation of diluted earnings per share from continuing operations to Adjusted Diluted Earnings per Share from Continuing Operations:
Diluted earnings per share from continuing operations	$0.36	$0.37	$1.59	$1.64
Adjustments to diluted earnings per share(1)(2)	0.28	0.28	1.01	1.01
Adjusted Diluted Earnings per Share from Continuing Operations	$0.64	$0.66	$2.60	$2.65
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)
This adjustment represents certain non-cash adjustments related to acquired entities, predominantly adjustments to increase revenue resulting from purchase accounting reductions to deferred revenue we record on the opening balance sheets of acquired entities. Deferred revenue results when a company receives payment in advance of fulfilling their performance obligations under contracts. Business combination accounting rules require us to record deferred revenue of acquired entities at fair value if we are obligated to perform any future services under these contracts. The fair value of this deferred revenue is determined based on the direct and indirect incremental costs of fulfilling our performance obligations under these contracts, plus a normal profit margin. Generally, this fair value calculation results in a reduction to the purchased deferred revenue balance. The above adjustment includes an estimate for the increase in revenue equal to the difference between what the acquired entities would have recorded as revenue and the lower revenue we record as a result of the reduced deferred revenue balance. This increase is partially offset by an estimated decrease to revenue for certain acquired non-core customer contracts that are not classified as discontinued operations that will expire within approximately one year. We present Adjusted Revenue as a supplemental measure of our revenue because we believe it provides meaningful information regarding our revenue and provides a basis to compare revenue between periods. In addition, our board of directors and executive management team use Adjusted Revenue as a compensation measure under our incentive compensation plan. The table above provides a reconciliation for revenue to Adjusted Revenue. The estimated adjustments to revenue are subject to change as we finalize the fair value assessments of the deferred revenue acquired with recent acquisitions and as we complete our assessment of the non-core customer contracts.

(2)
This adjustment includes the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our earnings release, which includes the Callcredit integration-related costs.